No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                                        Page
Available Information                                     2
Prospectus Summary                                        3
Investment Considerations                                 6
The Company                                               8
Use of Proceeds                                           9
Market for Common Stock and Dividend Policy              10
Capitalization                                           11
Selected Consolidated Financial Information              12
Management's Discussion and Analysis of
  Financial Condition and Results of Operations          16
Business                                                 27
Management                                               35
Principal Stockholders                                   39
Selling Security Holders                                 41
Certain Transactions                                     42
Description of Securities                                44
Certain Federal Income Tax Considerations                49
Plan of Distribution                                     50
Legal Matters                                            51
Auditors                                                 51
Index to Consolidated Financial Statements              F-1



Until __________ __, 1994, all dealers effecting transactions in the Warrants and Warrant Shares, whether or not participating in this offering, may be required to deliver a Prospectus.



                              1,300,000 Warrants
                               3,900,000 Shares
                                      of

                               TEREX CORPORATION

                        Common Stock Purchase Warrants
                                     and
                                 Common Stock


                                  PROSPECTUS


                                           , 1994